Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION

                                    * * * * *

         Q-Med, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of Q-Med, Inc. resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directed that the amendment be submitted to the stockholders of said corporation for consideration thereof at the corporation's annual meeting of Stockholders. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, That the Restated Certificate of Incorporation of this corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

         "FIRST: Name. The name of the corporation is QMED, INC. (hereinafter referred to as the "Corporation")."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That this Certificate of Amendment of Restated Certificate of Incorporation shall be effective at 9:00 A.M. E.D.T. on May 28, 2002.

         IN WITNESS WHEREOF, said Q-Med, Inc. has caused this certificate to be signed by Michael W. Cox, its President, this 22nd day of May, 2002.

Q-MED, INC.


By  /s/ Michael W. Cox
    --------------------------------
      Michael W. Cox, President